Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82959) of Vizacom, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, the Company's Registration Statement (Form S-8 No. 333-82951) pertaining to the Company's Outside Director and Advisor Stock Option Plan, the Company's Registration Statement (Form S-3 No. 333-55677) pertaining to the Company's Common Stock and options to purchase the Company's Common Stock, the Company's Registration Statement (Form S-3 No. 333-80181 pertaining to the Company's Common Stock and warrants to purchase the Company's Common Stock, the Company's Registration Statement (Form S-3 No. 333-93087) pertaining to the Company's Common Stock, the Company's Registration Statement (Form S-3 No. 333-34950) pertaining to the Company's Common Stock, the Company's Registration Statement (Form S-3 No. 333-47148) pertaining to the Company's Common Stock, and the Company's Registration Statement (Form S-8 No. 333-46994) pertaining to the Company's 2000 Equity Incentive Plan, of the Report dated March 27, 2001, of Ernst & Young with respect to the financial statements of Serif (Europe) Limited, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP

Nottingham, England
April 16, 2002